UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2006.

MBNA AMERICA BANK, NATIONAL ASSOCIATION

(Sponsor and Depositor)

ON BEHALF OF THE

MBNA MASTER CREDIT CARD TRUST II

(Issuing entity of the Collateral Certificate)

AND THE

MBNA CREDIT CARD MASTER NOTE TRUST

(Issuing entity of the MBNAseries Class A, Class B, and Class C notes)

(Exact name of registrant as specified in its charter)

United States	333-131358, 333-131358-01 and 333-131358-02	51-0331454
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Number)

Wilmington, DE	19884-0781
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (800) 362-6255.

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 – Asset Backed Securities.

Item 6.02 Change of Servicer or Trustee.

Following the merger between Bank of America Corporation and MBNA Corporation, certain credit card accounts (the “BAC Legacy Accounts”) owned by Bank of America Corporation and its affiliates, including Bank of America, National Association (USA) (“BANA(USA)”), were sold to MBNA America Bank, National Association (“MBNA”). As a result, the BAC Legacy Accounts became eligible for inclusion in the portfolio of accounts comprising the MBNA Master Credit Card Trust II (the “Trust”), and the receivables arising in the BAC Legacy Accounts were added to the Trust on May 10, 2006.

Pursuant to the Pooling and Servicing Agreement, dated as of August 4, 1994 (as amended, supplemented and otherwise modified, the “Pooling and Servicing Agreement”), relating to the Trust, MBNA, in its normal course of business as servicer to the Trust, may delegate its servicing functions under the Pooling and Servicing Agreement. On May 10, 2006, MBNA and BANA(USA) entered into a Delegation of Servicing Agreement, dated as of May 10, 2006 (the “Subservicing Agreement”), whereby MBNA delegated certain servicing functions related to the BAC Legacy Accounts to BANA(USA). The Subservicing Agreement is filed as Exhibit 99.1 to this current report on Form 8-K.

Under the Subservicing Agreement, the obligations and duties delegated from MBNA to BANA(USA) include, among other things, (i) servicing and administering the receivables arising in the BAC Legacy Accounts, (ii) collecting payments due under the receivables arising in the BAC Legacy Accounts and (iii) such additional duties with respect to the BAC Legacy Accounts as MBNA may request from time to time.

Despite this delegation, MBNA will remain the servicer to the Trust under the Pooling and Servicing Agreement. Subject to certain limitations, BANA(USA) may delegate its duties under the Subservicing Agreement to Total Systems, Inc. or any affiliate of BANA(USA), including Banc of America Card Servicing Corporation (“BACSC”). Any such delegation by BANA(USA) will not relieve BANA(USA) from liability and responsibility under the Subservicing Agreement. The Subservicing Agreement will be in effect until the termination of the Pooling and Servicing Agreement, unless terminated by either party upon at least 45-days prior written notice to the other party. Additionally, MBNA has the ability to terminate the Subservicing Agreement for cause at any time.

BANA(USA) is an indirect wholly-owned subsidiary of Bank of America Corporation. BANA(USA) was formed in 1989 and is headquartered in Phoenix, Arizona. BANA(USA) is a national bank organized under the laws of the United States and regulated primarily by the Office of the Comptroller of the Currency. BANA(USA)’s activities are primarily related to credit card lending.

BANA(USA) generally administers and services its credit card portfolio in a manner that is similar to MBNA’s administration and servicing practices. MBNA’s administration and servicing practices are described in the prospectus supplement, dated March 23, 2006 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (“SEC”) on March 24, 2006 pursuant to Rule 424(b)(2) promulgated under the Securities Act of 1933, as amended (the “Act”), and in the prospectus, dated March 22, 2006 (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”), filed with the SEC on March 23, 2006 pursuant to Rule 424(b)(5) promulgated under the Act. However, BANA(USA)’s administration and servicing practices differ from MBNA’s practices in the following respects:

(a) BANA(USA) recognizes recoveries net of expenses;

(b) BANA(USA) charges-off delinquent bankrupt accounts by the end of the billing cycle that occurs 60 days following receipt of notification of filing from the applicable court, but not later than the date on which the account becomes 180 days contractually past due; and

(c) BANA(USA) charges-off accounts of deceased cardholders by the end of the billing cycle when the account becomes 180 days contractually past due.

BACSC is an Arizona corporation which was formed on January 7, 2005 in connection with an internal restructuring of the credit card business within Bank of America Corporation. BACSC’s activities are primarily related to performing the credit card processing functions for the credit card business within BANA(USA). In connection with the formation of BACSC, the credit card processing functions, the assets relating to those credit card processing functions and the employees performing those credit card processing functions were transferred from BANA(USA) to BACSC. BACSC is an operating subsidiary controlled by BANA(USA).

Section 9 – Financial Statements and Exhibits.

Item 9.01(d). Exhibits.

The following is filed as an Exhibit to this Report under Exhibit 99.1.

Exhibit 99.1	Delegation of Servicing Agreement, dated as of May 10, 2006, between MBNA America Bank, National Association and Bank of America, National Association (USA).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA AMERICA BANK, NATIONAL
ASSOCIATION, Acting solely in its capacity as
depositor of MBNA Master Credit Card Trust II and
MBNA Credit Card Master Note Trust

By:	/s/ Scott W. McCarthy
Name:	Scott W. McCarthy
Title:	Executive Vice President

May 16, 2006

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Delegation of Servicing Agreement, dated as of May 10, 2006, between MBNA America Bank, National Association and Bank of America, National Association (USA).